SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-AMERICAN PRECISION

          GABELLI ASSOCIATES LTD
                                 3/07/00           22,000            19.0625
          GABELLI ASSOCIATES FUND
                                 3/08/00            2,500            19.0625
                                 3/07/00           15,000            19.0625
          GABELLI FUNDS, LLC.
               THE GABELLI ABC FUND
                                 3/08/00           15,000            19.1750
                                 3/07/00           17,000            19.1750






















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.